CHASE ISSUANCE TRUST

as Issuer

CLASS B(2005-5) TERMS DOCUMENT

dated as of October 28, 2005

to

AMENDED AND RESTATED

CHASESERIES INDENTURE SUPPLEMENT

dated as of October 15, 2004

to

AMENDED AND RESTATED

INDENTURE

dated as of October 15, 2004

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Indenture Trustee and Collateral Agent

SCHEDULES

Schedule 1	Controlled Amortization Principal Payment Dates

EXHIBITS

Exhibit A	Form of Investment Letter
Exhibit B	Form of Class B Note

Exhibit 4.1b

THIS CLASS B(2005-5) TERMS DOCUMENT (this “Terms Document”), by and between the CHASE ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”) and collateral agent (the “Collateral Agent”), is made and entered into as of October 28, 2005.

Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new Tranche of CHASEseries Class B Notes and shall specify the principal terms thereof.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01 Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Indenture Supplement, the Indenture or the Asset Pool Supplement, either directly or by reference therein, have the meanings assigned to them therein;

(3) as used in this Terms Document and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Terms Document or in any such certificate or other document, and accounting terms partly defined in this Terms Document or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Terms Document or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Terms Document or in any such certificate or other document shall control;

(4) the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Terms Document shall refer to this Terms Document as a whole and not to any particular provision of this Terms Document; references to any subsection, Section, clause, Schedule or Exhibit are references to subsections, Sections, clauses, Schedules and Exhibits in or to this Terms Document unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time;

(5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Indenture or the Asset Pool Supplement, the terms and provisions of this Terms Document shall be controlling; and

(6) each capitalized term defined herein shall relate only to the Class B(2005-5) Notes and no other Tranche of CHASEseries Notes issued by the Issuer.

“Asset Pool Supplement” means the Amended and Restated Asset Pool One Supplement to the Indenture, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005, by and among the Issuer, the Indenture Trustee and the Collateral Agent.

“Bank” means Chase Bank USA, National Association.

“Beneficiary” means Chase Bank USA, National Association, in its capacity as beneficial owner of the Issuer.

“Calculation Agent” is defined in Section 2.04(a).

“Class B(2005-5) Adverse Event” means the occurrence of any of the following: (a) an Early Amortization Event with respect to the Class B(2005-5) Notes, (b) an Event of Default and acceleration of the Class B(2005-5) Notes, (c) the Class A Usage of the Class C Required Subordinated Amount for the Class B(2005-5) Notes becomes greater than zero.

“Class B(2005-5) Note” means any Note, substantially in the form set forth in Exhibit A-1 to the Indenture Supplement, designated therein as a Class B(2005-5) Note and duly executed and authenticated in accordance with the Indenture.

“Class B(2005-5) Noteholder” means a Person in whose name a Class B(2005-5) Note is registered in the Note Register.

“Class B(2005-5) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class B(2005-5) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article V thereof.

“Class B Required Subordinated Amount of Class C Notes” is defined in Section 2.02(b).

“Controlled Accumulation Amount” means $54,166,666.67.

“Controlled Amortization Principal Payment Date” means each of the dates listed on Schedule 1 attached hereto.

“Eligible Purchaser” means a corporation, partnership or other entity which can make the representations set forth in Section 3.02 hereof and the Investment

Letter attached as Exhibit A hereto and that is a QIB and an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Indenture” means the Amended and Restated Indenture, dated as of October 15, 2004, between the Issuer and the Indenture Trustee.

“Indenture Supplement” means the Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, among the Issuer, the Indenture Trustee and the Collateral Agent.

“Initial Dollar Principal Amount” means $325,000,000.

“Interest Payment Date” means November 15, 2005 and the 15th day of each month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such Interest Payment Date.

“Issuance Date” means October 28, 2005.

“Legal Maturity Date” means March 15, 2016.

“LIBOR” means, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Trustee on the LIBOR Determination Date for each Interest Period in accordance with the provisions of Section 2.04.

“LIBOR Determination Date” means (1) October 26, 2005 for the period from and including the Issuance Date through but excluding November 15, 2005 and (2) for each interest period thereafter, the second London Business Day prior to the commencement of the second and each subsequent Interest Period.

“London Business Day” means any Business Day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

“Note Interest Rate” means a rate per annum equal to 0.22% in excess of LIBOR as determined by the Calculation Agent on the related LIBOR Determination Date with respect to each Interest Period.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of October 28, 2005, among the Bank, the Issuer and Bryant Park Funding LLC.

“Paying Agent” means Wells Fargo Bank, National Association.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Payment Date” has the meaning set forth in Section 4.02.

“QIB” means a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

“Record Date” means, for any Note Transfer Date, the last Business Day of the preceding Monthly Period.

“Reference Banks” means four major banks in the London interbank market selected by the Beneficiary.

“Scheduled Principal Payment Date” means the final Controlled Amortization Principal Payment Date.

“Stated Principal Amount” means $325,000,000.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Section 1.02 Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.03 Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.04 Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture, the Asset Pool Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool Supplement and the Indenture Supplement as so supplemented by this Terms Document shall be read, taken and construed as one and the same instrument.

[END OF ARTICLE I]

ARTICLE II

The Class B(2005-5) Notes

Section 2.01 Creation and Designation. There is hereby created a Tranche of CHASEseries Class B Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “CHASEseries Class B(2005-5) Notes.”

Section 2.02 Specification of Required Subordinated Amount and Other Terms.

For the Class B(2005-5) Notes, for any date of determination, the Class B Required Subordinated Amount of Class C Notes will be an amount equal to:

(a) for any date of determination prior to the occurrence of a Class B(2005-5) Adverse Event, the product of

(1) the sum of

(i) a fraction (x) the numerator of which is equal to the sum of the Class A Required Subordinated Amount of Class C Notes on such date of determination for all outstanding Tranches of CHASEseries Class A Notes for which the Class A Required Subordinated Amount of Class B Notes on such date of determination is greater than zero and (y) the denominator of which is equal to the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(2005-5) Notes), and

(ii) the product of (x) 7.23861% and (y) a fraction (A) the numerator of which is equal to (1) the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(2005-5) Notes) minus (2) the Class A Required Subordinated Amount of Class B Notes on such date of determination for all outstanding Tranches of CHASEseries Class A Notes for which the Class A Required Subordinated Amount of Class B Notes is greater than zero; provided, however, that such numerator shall not be less than zero and (B) the denominator of which is equal to the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(2005-5) Notes), and

(2) the Adjusted Outstanding Dollar Principal Amount on such date of determination of the Class B(2005-5) Notes; and

(b) for any date of determination on and after the date on which a Class B(2005-5) Adverse Event shall have occurred, the greater of (1) the amount determined in subsection 2.02(a) for such date of determination and (2) the amount determined in subsection 2.02(a) for the date immediately prior to the date on which such Class B(2005-5) Adverse Event shall have occurred.

(c) The Issuer may change the percentage set forth in subsection 2.02(a)(1)(ii)(x), above, or the formula set forth in clause (a), above, without the consent of any Noteholder so long as the Issuer has (i) received written confirmation from at least one Note Rating Agency that has rated another tranche of Outstanding Class B Notes of the CHASEseries, that a similar change in such percentage or formula will not result in a Ratings Effect with respect to that tranche of Class B Notes (or, if the Class B(2005-5) Notes have been rated, written confirmation from each Note Rating Agency that has rated the Class B(2005-5) Notes that the change in such percentage or formula will not result in a Ratings Effect with respect to any Outstanding Class B(2005-5) Notes) and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuer Tax Opinion.

Section 2.03 Interest Payment.

(a) For each Interest Payment Date, the amount of interest due with respect to the Class B(2005-5) Notes shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Note Interest Rate in effect with respect to the related Interest Period, times, (ii) the Outstanding Dollar Principal Amount of the Class B(2005-5) Notes determined as of the close of business on the Interest Payment Date preceding the related Note Transfer Date for the Class B(2005-5) Notes; provided, however, that for the first Interest Payment Date, the amount of interest due with respect to the Class B(2005-5) Notes shall be an amount equal to the product of (x) the Outstanding Dollar Principal Amount of the Class B(2005-5) Notes on the Issuance Date, (y) 18 divided by 360 and (z) the Note Interest Rate in effect with respect to the Class B(2005-5) Notes determined on October 26, 2005. Interest on the Class B(2005-5) Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year.

(b) Pursuant to Section 3.03 of the Indenture Supplement, on each Note Transfer Date with respect to the Class B(2005-5) Notes, the Indenture Trustee shall deposit into the Class B(2005-5) Interest Funding Sub-Account the portion of CHASEseries Available Finance Charge Collections allocable to the Class B(2005-5) Notes.

Section 2.04 Calculation Agent; Determination of LIBOR.

(a) The Issuer hereby agrees that for so long as any Class B(2005-5) Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the “Calculation Agent”). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.

(b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750 or on a comparable system as is customarily used to quote LIBOR the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Beneficiary, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

(c) The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (612) 667-8058 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

(d) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.

Section 2.05 Payments of Interest and Principal.

(a) Any installment of interest or principal payable on any Class B(2005-5) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class B(2005-5) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date.

(b) The right of the Class B(2005-5) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class B(2005-5) Termination Date.

Section 2.06 Form of Delivery of Class B(2005-5) Notes; Depository; Denominations.

(a) The Class B(2005-5) Notes shall be issued in definitive, fully registered, certificated form and registered in the name of the beneficial owner thereof as listed in the Note Register. The Class B(2005-5) Notes shall be word processed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the Authorized Officer executing such Class B(2005-5) Notes, as evidenced by its execution of such Class B(2005-5) Notes.

(b) The Class B(2005-5) Notes shall initially be registered in the name of Bryant Park Funding LLC.

(c) The Class B(2005-5) Notes will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

Section 2.07 Delivery and Payment for the Class B(2005-5) Notes. The Issuer shall execute and deliver the Class B(2005-5) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class B(2005-5) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

[END OF ARTICLE II]

ARTICLE III

Restrictions on Transfer of the Class B(2005-5) Notes

Section 3.01 Private Placement of the Class B(2005-5) Notes. The Class B(2005-5) Notes have not been registered under the Securities Act, or any state securities law. No transfer of any Class B(2005-5) Note shall be made except (A) to an Eligible Purchaser and (B) (x) in accordance with the terms of the Note Purchase Agreement and (y) either (i) pursuant to an effective registration under the Securities Act and applicable state securities or “blue sky” laws or (ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. The Class B(2005-5) Notes shall bear legends to the effect set forth in subsection (b) below. None of the Issuer, the Transfer Agent and Note Registrar, the Owner Trustee or the Indenture Trustee is obligated to register the Class B(2005-5) Notes under the Securities Act or any other securities or “blue sky” law or to take any other action not otherwise required under this Terms Document, the Indenture, the Indenture Supplement, the Asset Pool Supplement or the Transfer and Servicing Agreement to permit the transfer of Class B(2005-5) Notes without registration or as described above.

(b) Each Class B(2005-5) Note shall bear a restrictive legend to the following effect:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS.

(c) In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act, the transferor or the transferee will deliver, at its expense, to the Issuer and the Indenture Trustee, an investment letter from the transferee, substantially in the form of the investment letter attached hereto as Exhibit A (an “Investment Letter”) or such other form as the Issuer may determine, and no registration of transfer will be made until such letter is so delivered.

Section 3.02 Purchase and Transfer of the Class B(2005-5) Notes. Each Eligible Purchaser who becomes a Holder of a Class B(2005-5) Note will be required to provide to the Bank, the Issuer and the Indenture Trustee an Investment Letter in which it shall represent and agree as follows:

(a) It understands that the offering and sale of the Class B(2005-5) Notes has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and has not and will not be registered or qualified under any applicable “blue sky” law, and that the offering and sale of the Class B(2005-5) Notes has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

(b) It understands that the Class B(2005-5) Notes are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act.

(c) It is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a QIB.

(d) Any information it desires concerning the Class B(2005-5) Notes or any other matter relevant to its decision to purchase the Class B(2005-5) Notes is or has been made available to it.

(e) It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class B(2005-5) Notes, and it (and any account for which it is purchasing under paragraph (f) below) is able to bear the economic risk of an investment in the Class B(2005-5) Notes.

(f) It is acquiring the Class B(2005-5) Notes for its own account or for accounts as to which it exercises sole investment discretion and not with a view to any distribution of the Class B(2005-5) Notes, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control.

(g) It agrees that the Class B(2005-5) Notes must be held indefinitely by it unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Class B(2005-5) Notes.

(h) It agrees that in the event that at some future time it wishes to dispose of or exchange any of the Class B(2005-5) Notes (such disposition or exchange not being currently foreseen or contemplated), it will not transfer or exchange any of the Class B(2005-5) Notes unless:

(i) it has obtained the prior written consent of the Bank (which consent shall not be unreasonably withheld) to any proposed transfer to a purchaser that is an Eligible Purchaser; provided, however, that the consent of the Bank shall not be required in connection with the transfer of any Class B(2005-5) Notes by Bryant Park Funding LLC to (x) HSBC Bank USA, National Association and/or (y) Regency Assets Limited;

(ii) a letter substantially in the form of the Investment Letter attached hereto as Exhibit A is executed promptly by the purchaser; and

(iii) all offers or solicitations in connection with the sale, whether directly or through any agent acting on its behalf, are limited only to an Eligible Purchaser and are not made by means of any form of general solicitation or general advertising whatsoever; and

(iv) the Class B(2005-5) Notes are transferred pursuant to an exemption from the registration requirements of the Securities Act.

(i) It acknowledges that its intent, and it understands it is the intent of the Issuer, that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, the Class B(2005-5) Notes will be treated as indebtedness of Chase Bank USA, National Association; it agrees to such treatment and agrees to take no action inconsistent with such treatment.

[END OF ARTICLE III]

ARTICLE IV

Overriding Provisions

Section 4.01 Section 3.12 of the Indenture Supplement.

(a) With respect to the Class B(2005-5) Notes only, so long as the Class B(2005-5) Notes shall not have been accelerated following an Event of Default or the occurrence of an Early Amortization Event, Section 3.12(a) of the Indenture Supplement shall be deemed not to apply on any Note Transfer Date immediately preceding a Controlled Amortization Principal Payment Date except for the Note Transfer Date immediately preceding the Scheduled Principal Payment Date.

(b) Notwithstanding anything to the contrary set forth in subsection 3.12(b)(ii) of the Indenture Supplement, the Accumulation Period Length for the Class B(2005-5) Notes may not be shortened to a period less than six months and the Accumulation Commencement Date shall be July 1, 2013.

Section 4.02 Principal Payment Date. In connection with the Class B(2005-5) Notes only, notwithstanding the definition of “Principal Payment Date” set forth in the Indenture, “Principal Payment Date” shall have the following meaning:

“Principal Payment Date” means, with respect to the Class B(2005-5) Notes, each Controlled Amortization Principal Payment Date, or upon the acceleration of the Class B(2005-5) Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of the Class B(2005-5) Notes, each Monthly Principal Accrual Date.”

ARTICLE V

Miscellaneous Provisions

Section 5.01 Amendments. Notwithstanding anything to the contrary contained herein, each Class B(2005-5) Note and this Terms Document may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Class B(2005-5) Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Each Noteholder shall by its acceptance of such Class B(2005-5) Note, have agreed to any such amendment or supplement.

Section 5.02 Ratings Effect. Any action by the Issuer under the Indenture, the Indenture Supplement, the Asset Pool One Supplement, the Transfer and Servicing Agreement or this Terms Document which requires the prior written confirmation from any Rating Agency that such action will not result in a Ratings Effect or fail to satisfy the Note Rating Agency Condition shall not be effective with respect to the Class B(2005-5) Notes unless at least one Note Rating Agency has confirmed in writing that such action will not result in a Ratings Effect with respect to another Outstanding tranche of Class B Notes of the CHASEseries (or, if the Class B(2005-5) Notes have been rated, unless each Note Rating Agency that has rated the Class B(2005-5) Notes has confirmed in writing that such action will not result in a Ratings Effect with respect to any Outstanding Class B(2005-5) Notes).

[END OF ARTICLE IV]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	CHASE BANK USA, NATIONAL ASSOCIATION,
as Beneficiary and not in its individual capacity

By:	/s/ KEITH SCHUCK
	Name:	Keith Schuck
	Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee and Collateral Agent

By:	/s/ CHERYL ZIMMERMAN
	Name:	Cheryl Zimmerman
	Title:	Assistant Vice President

Signature Page to

B(2005-5) Terms Document

SCHEDULE 1

CONTROLLED AMORTIZATION PRINCIPAL PAYMENT DATES

August 15, 2013

September 16, 2013

October 15, 2013

November 15, 2013

December 16, 2013

January 15, 2014 (the “Scheduled Principal Payment Date”)

EXHIBIT A

FORM OF INVESTMENT LETTER

[Date]

Wells Fargo Bank,

National Association,

as Indenture Trustee,

Sixth & Marquette

MAC N9311-161

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services Asset Backed Administration

(the “Indenture Trustee”)

Chase Issuance Trust

c/o Chase Bank USA, National Association, as Beneficiary

201 North Walnut Street

Wilmington, Delaware 19801

(the “Trust”)

Attention: Patricia Garvey

Fax: (302) 282-6605

Re:	Purchase of $___________ principal amount of Chase Issuance Trust, Class B(2005-5) Notes (the “Class B(2005-5) Notes”)

Ladies and Gentlemen:

The undersigned (the “Purchaser”), in connection with the purchase of the Class B(2005-5) Notes, represents to and agrees with Chase Bank USA, National Association (the “Bank”) as follows:

1.	The Purchaser understands that the offering and sale of the Class B(2005-5) Notes has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and has not and will not be registered or qualified under any applicable “blue sky” law, and that the offering and sale of the Class B(2005-5) Notes has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

2.	The Purchaser understands that the Class B(2005-5) Notes are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act.

3.	The Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act ( a “QIB”).

4.	Any information the Purchaser desires concerning the Class B(2005-5) Notes or any other matter relevant to its decision to purchase the Class B(2005-5) Notes is or has been made available to it.

5.	The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class B(2005-5) Notes, and it (and any account for which it is purchasing under paragraph (6) below) is able to bear the economic risk of an investment in the Class B(2005-5) Notes.

6.	The Purchaser is acquiring the Class B(2005-5) Notes for its own account or for accounts as to which it exercises sole investment discretion and not with a view to any distribution of the Class B(2005-5) Notes, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control.

7.	The Purchaser agrees that the Class B(2005-5) Notes must be held indefinitely by it unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available. The Purchaser acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Class B(2005-5) Notes.

8.	The Purchaser agrees that in the event that at some future time it wishes to dispose of or exchange any of the Class B(2005-5) Notes (such disposition or exchange not being currently foreseen or contemplated), it will not transfer or exchange any of the Class B(2005-5) Notes and no such transfer or exchange shall be effective unless:

(a) the Purchaser has obtained the prior written consent of the Bank to any proposed transfer; provided, however, that the consent of the Bank shall not be required in connection with the transfer of any Class B(2005-5) Notes by Bryant Park Funding LLC to (x) HSBC Bank USA, National Association and/or (y) Regency Assets Limited;

(b) a letter substantially in the form of the Investment Letter attached hereto as Exhibit A is executed promptly by the purchaser and delivered to the Bank;

(c) all offers or solicitations in connection with the sale, whether directly or through any agent acting on it’s behalf, are limited only to an Eligible Purchaser and are not made by means of any form of general solicitation or general advertising whatsoever; and

(d) the Class B(2005-5) Notes are transferred pursuant to an exemption from the registration requirements of the Securities Act.

9.	The Purchaser understands that the Issuer may demand that any holder of a Class B(2005-5) Note who is determined not to be a QIB at the time of acquisition of such Class B(2005-5) Notes sell the Class B(2005-5) Notes to a Person who is a QIB and, if the holder does not comply with such demand within 30 days thereof, the Issuer may sell such holder’s interest in the Class B(2005-5) Note.

10.	This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

11.	The Purchaser acknowledges its intent, and it understands it is the intent of the Issuer, that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, the Class B(2005-5) Notes will be treated as indebtedness of the Bank; it agrees to such treatment and agrees to take no action inconsistent with such treatment.

12.	The Purchaser agrees (for the benefit of the Trust, the Indenture Trustee and the Bank) to comply with all applicable U.S. laws and regulations with regard to withholding tax exemptions and to provide a duly completed copy of a U.S. Internal Revenue Service Form W-9 or Form W-8BEN, as applicable (or any successor form and agrees to furnish a new Form W-9 or W-8BEN, as applicable, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form) and such other forms and information as reasonably may be requested by the Bank or the Indenture Trustee to confirm the availability of any applicable exemption from U.S. federal withholding taxes.

13.	The Purchaser understands that the Class B(2005-5) Notes will bear a legend to substantially the following effect:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS.

This legend may be removed if the Issuer, the Indenture Trustee and the Note Registrar have received an opinion of counsel, in form and substance satisfactory to them, to the effect that the legend may be removed.

14.	The Purchaser understands that the Bank, the Issuer and the Indenture Trustee and their counsel will rely upon the accuracy and truth of the foregoing representations, and hereby consents to such reliance.

“Eligible Purchaser” means a corporation, partnership or other entity which can make the representations set forth herein and that is a QIB and an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

Very truly yours,

(Name of Purchaser)

By:
(Authorized officer)

EXHIBIT B

FORM OF CLASS B NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS.

THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON RESALE OR TRANSFER SET FORTH IN THE CLASS B(2005-5) TERMS DOCUMENT (AS HEREINAFTER DEFINED). THIS NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF CHASE BANK USA, NATIONAL ASSOCIATION AND UNLESS AND UNTIL THE INDENTURE TRUSTEE AND CHASE ISSUANCE TRUST SHALL HAVE RECEIVED AN EXECUTED INVESTMENT LETTER.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTIONS ON RESALE OR TRANSFER. THE TRANSFEROR HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE CHASE ISSUANCE TRUST, CHASE BANK USA, NATIONAL ASSOCIATION, THE FIRST USA CREDIT CARD MASTER TRUST OR THE CHASE CREDIT CARD MASTER TRUST, OR JOIN IN ANY INSTITUTION AGAINST THE CHASE ISSUANCE TRUST, CHASE BANK USA, NATIONAL ASSOCIATION, THE FIRST USA CREDIT CARD MASTER TRUST OR THE CHASE CREDIT CARD MASTER TRUST, IN, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF CHASE BANK USA, NATIONAL ASSOCIATION FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

REGISTERED	up to $

No.	__

CHASE ISSUANCE TRUST

Floating Rate

CHASEseries CLASS B(2005-5) NOTE

Chase Issuance Trust, a statutory business trust created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [            ], or registered assigns, subject to the following provisions, a principal sum of [                        ] payable on the March 2016 Payment Date (the “Legal Maturity Date”). Interest will accrue on this Note at the rate of LIBOR plus 0.22% per annum, as more specifically set forth in the Class B(2005-5) Terms Document, dated as of October 28, 2005 (the “Class B Terms Document”), between the Issuer, the Indenture Trustee and the Collateral Agent, and shall be due and payable on each Interest Payment Date from the Monthly Interest Accrual Date in the related Monthly Period (or, in the case of the first Interest Payment Date, from and including the date of issuance of this Note) to but excluding the first Monthly Interest Accrual Date after the end of that Monthly Period. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

CHASE ISSUANCE TRUST, as Issuer

By:	CHASE BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Beneficiary under the Trust Agreement

By:
Name:
Title:

Date: October 28, 2005

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: October 28, 2005

[REVERSE OF NOTE]

This Class B Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its “CHASEseries Class B Notes” (herein called the “Notes”), all issued under an Amended and Restated Indenture dated as of October 15, 2004 (such indenture, as supplemented or amended, is herein called the “Indenture”) between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), as supplemented by an Amended and Restated Asset Pool One Supplement dated as of October 15, 2004, an Amended and Restated CHASEseries Indenture Supplement dated as of October 15, 2004 (the “Indenture Supplement”) and the Class B Terms Document, each between the Issuer and Wells Fargo Bank, National Association, as Indenture Trustee and collateral agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Collateral Agent and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Although a summary of certain provisions of the Indenture is set forth below, this Note is qualified in its entirety by the terms and provisions of the Indenture and reference is made to that Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Indenture Trustee.

The Class A Notes and the Class C Notes will also be issued under the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and the Asset Pool One Supplement.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default relating solely to the non-payment of interest on the Notes shall have occurred and be continuing and the Indenture Trustee or the Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 6.02 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of the Notes. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

On any Payment Date on or after the Payment Date on which the aggregate Nominal Liquidation Amount (after giving effect to all payments on such Payment Date) of any class of Notes is reduced to less than 10% of its highest Outstanding Dollar Principal Amount at any time, the Servicer has the right, but not the obligation, to redeem such class of Notes in whole but not in part, pursuant to Section 11.02 of the Indenture. The redemption price of such Notes will equal 100% of the Outstanding Dollar Principal Amount of such Tranche plus accrued, unpaid and additional interest or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

Subject to the terms and conditions of the Indenture, the Issuer may, from time to time, issue one or more series of Notes secured by one or more asset pools. Subject to the terms of the Asset Pool One Supplement, the Issuer may, from time to time, issue one or more series of Notes secured by Asset Pool One. Subject to the terms and conditions of the Indenture Supplement, the Issuer may, from time to time, issue one or more Tranches of CHASEseries Notes.

On each Payment Date, the Paying Agent shall distribute to each Noteholder of record on the related Record Date (except for the final distribution with respect to this Note) such Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Notes. Final payments of this Note will be made only upon presentation and surrender of this Note at the office or offices therein specified.

Payments of interest on this Note due and payable on each Interest Payment Date, together with the installment of principal, if any, due and payable on each Principal Payment Date, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of New York. On any payment of interest or principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuer in Schedule A hereto.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Collateral Agent or the Indenture Trustee or of any successor or assign of the Indenture Trustee, the Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against Chase Bank USA, National Association, the First USA Credit Card Master Trust, the Chase Credit Card Master Trust or the Issuer, or join with any institution against Chase Bank USA, National Association, the First USA Credit Card Master Trust, the Chase Credit Card Master Trust or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Asset Pool One Supplement, the CHASEseries Indenture Supplement, the Terms Agreement or any Derivative Agreement.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing more than 66 2/3% of the Outstanding Dollar Principal Amount of the Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Indenture, the Asset Pool One Supplement, the CHASEseries Indenture Supplement and the Terms Document, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Notwithstanding the allocation provisions of the Indenture, the Asset Pool One Supplement, each additional Asset Pool Supplement, the CHASEseries Indenture Supplement and the indenture supplements for each other Series of Notes, if any, to the extent that the CHASEseries Noteholders are deemed to have any interest in any assets of the Issuer allocated to other Notes, each Noteholder or Note Owner, by acceptance of a Note, or in the case of a Note Owner, a beneficial interest in a Note, shall agree that their interest in those assets is subordinate to claims or rights of such other Noteholders to those other assets. Further, each Noteholder or Note Owner, by acceptance of a Note, or in the case of a Note Owner, a beneficial interest in a Note, shall agree that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

                                                                                  *

Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE A

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Trust
First

Second

[continue numbering until the appropriate number of interest payment dates for the Notes is reached]

PART II

PRINCIPAL PAYMENTS

Date of Payment	Total Amount Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Trust

Date of Payment	Total Amount Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Trust

[continue numbering until the appropriate number of installment dates for the Notes is reached]

B-12